UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2014

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 28, 2014, Liberty Media Corporation (the “Company”) issued a press release (the “Earnings Release”) setting forth information, including financial information, which is intended to supplement the financial statements and related Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2014.

This Item 2.02 of this Current Report on Form 8-K and the Earnings Release attached hereto as Exhibit 99.1, insofar as they disclose historical information regarding the Company's results of operations or financial condition for the year ended December 31, 2013, and other than the portions thereof filed as part of Exhibit 99.2, are being furnished to the SEC.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2014, the Company’s board of directors approved an amendment and restatement to the Company’s bylaws (the “Amended Bylaws”), which became effective immediately upon their adoption by the board of directors. The Company’s bylaws were amended and restated primarily to update and modernize certain bylaw provisions, including revisions related to the use of modern electronic communication technologies and revisions intended to address recent amendments to the General Corporation Law of the State of Delaware (the “DGCL”) and make certain other clarifying changes. In particular, the Company’s bylaws have been changed by:

•
Updating and modernizing provisions to accommodate for the potential use of modern electronic communication technologies in connection with, among other things, stockholder meetings, board meetings, notices, and waivers of notice.

•
Updating and modernizing provisions in light of changes made to the DGCL over recent years, including, among other things, modifying or adding provisions with respect to notices, record dates, and lists of stockholders.

•
Amending the advance notice provisions to clarify and expand the procedures that stockholders must follow and the information stockholders must provide to the Company in order to properly submit nominations or proposals for consideration at stockholders meetings and to modify certain requirements with respect to the submission of nominations or proposals.

•
Amending the provision governing vacancies and newly created directorships on the board of directors, to clarify that only directors may fill vacancies and newly created directorships on the board of directors and that the board of directors may fill such positions by taking action by written consent or electronic transmission without holding a board meeting, and to make certain other changes in conformance with the DGCL.

•
Amending the provision governing meetings of the board of directors to remove the obligation that the board of directors meet each year as soon as practicable following the annual meeting of stockholders for the purpose of appointing officers and to clarify the notice requirements in connection with regular meetings of the board of directors.

•	Amending the notice provisions to clarify the procedures for the Company to provide notice to the stockholders, directors, or officers of the Company and clarify how notice is waived.

•
Amending provisions to more closely conform them to the corresponding provisions in the Company’s Restated Certificate of Incorporation, including provisions on special meetings of stockholders, the number and term of office of the directors, indemnification and advancement, and amendments to the bylaws.

The foregoing is a summary of the changes contained in the Amended Bylaws. Such summary is qualified in its entirety by reference to the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Form 8-K, and incorporated herein by reference.

Item 8.01. Other Events.

In the Earnings Release, the Company discussed the proposed acquisition of the shares of Sirius XM Holdings Inc. (“Sirius”) not currently owned by the Company and its subsidiaries, as well as the proposed issuance of new Series C common stock. The Earnings Release is archived on or accessible from the Company's website.

The portions of the Earnings Release that relate to the discussion of the proposed acquisition of the shares of Sirius not currently owned by the Company and its subsidiaries and the proposed issuance of new Series C common stock are being filed herewith as Exhibit 99.2 to this Current Report on Form 8-K in compliance with Rule 425 of the Securities Act of 1933, as amended, and are hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name
3.1
Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 001-35707) filed on February 28, 2014

99.1	Press Release dated February 28, 2014
99.2	Excerpts of communications relating to the proposed transaction

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2014

LIBERTY MEDIA CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name
3.1
Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 001-35707) filed on February 28, 2014

99.1	Press Release dated February 28, 2014
99.2	Excerpts of communications relating to the proposed transaction